EXHIBIT 99.1

SERIES A PREFERRED STOCK

PROXY

EARLE M. JORGENSEN HOLDING COMPANY, INC.

FOR SPECIAL STOCKHOLDERS MEETING ON APRIL 7, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Maurice S. Nelson, Jr. and William S. Johnson, or either of them, each with full power of substitution, to act as proxies for the undersigned and to represent the undersigned at a special meeting of the stockholders of the Earle M. Jorgensen Holding Company, Inc. (the “Corporation”) and any adjournments or postponements of the special stockholders’ meeting, and to vote, as designated below, and in their judgment and discretion upon such other business as may properly come before the meeting as any adjournments or postponements thereof, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special stockholders’ meeting will be held at 10:00 a.m. Eastern Time on April 7, 2005 at the offices of Katten Muchin Zavis Rosenman located at 575 Madison Avenue, New York, New York 10022-2585.

The undersigned hereby acknowledges receipt of the notice of special stockholders’ meeting and the proxy statement/prospectus of the Corporation and Earle M. Jorgensen Company (“EMJ”), dated as of March     , 2005, soliciting adoption and approval by the Corporation’s stockholders of an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), as amended, by and among the Corporation, EMJ and EMJ Metals LLC, a wholly owned subsidiary of EMJ (“EMJ Metals LLC”), pursuant to which the Corporation will be merged with and into EMJ Metals LLC, with EMJ Metals LLC surviving (“Merger”), and (i) all issued and outstanding shares of Holding common stock, $0.01 par value (“Holding Common Stock”) will be converted into shares of common stock, par value $0.001, of EMJ (the “Common Stock”), and (ii) all issued and outstanding shares of Holding’s 13% Cumulative Preferred Stock, $0.01 par value, and Holding’s Variable Rate Cumulative Preferred Stock, $0.01 par value, will be converted into a combination of cash and Common Stock, on a pro rata basis, as specified in the Merger Agreement.

This proxy was mailed to the stockholders of the Corporation on approximately March     , 2005 with instructions below to complete and return this proxy card to the secretary of the Corporation or otherwise vote by telephone or the Internet. Only stockholders of record at the close of business on March 1, 2005 (the “Record Date”), will be entitled to vote at the special stockholders’ meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTION IS SPECIFIED AND THIS PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND FINANCIAL RESTRUCTURING DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING OR ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION .

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND FINANCIAL RESTRUCTURING DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

EARLE M. JORGENSEN HOLDING COMPANY, INC.

April 7, 2005

SERIES A PREFERRED STOCK

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

êPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

THE BOARD OF DIRECTORS OF EARLE M. JORGENSEN HOLDING COMPANY, INC. RECOMMENDS A VOTE “FOR” THE FOLLOWING:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR	AGAINST	ABSTAIN

The numbers referenced above from left to right are (1) your individual account number, (2) the number of shares of series A preferred stock which you hold and (3) the Corporation’s account number (shown for administrative purposes only).

Vote my series A preferred stock in favor of (a) adopting and approving the Merger Agreement and the merger and financial restructuring pursuant to the terms of the Merger Agreement and (b) granting the proxies specific authority to vote on adjournment or postponement of the special stockholders’ meeting, if an adjournment or postponement is necessary.

☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                  ☐

Mark here if you plan to attend the special stockholders’ meeting ☐

Signature of Stockholder	Date	Signature of Stockholder	Date
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.